UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 4, 2013

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

On February 4, 2013, PSM Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with LB Merchant PSMH-1, LLC and Riverview Group LLC (each, individually a “Purchaser” or, together, the “Purchasers”), providing for the issuance and sale of $3,700,000 of the Company’s Series A 6% Convertible Preferred Stock (3,700 shares) at a purchase price of $1,000 per share (the “Series A Preferred Stock”) and $2,000,000 of the Company’s Series B 6% Convertible Preferred Stock (2,000 shares) at $1,000 per share (the “Series B Preferred Stock”). Each share of Series A Preferred Stock and, subject to certain limitations, each share Series B Preferred Stock is convertible into a number of shares of common stock of the Company equal to the quotient of (i) $1,000 (subject to adjustment for stock splits, stock dividends, recapitalizations, and the like) plus the amount of accrued but unpaid dividends, divided by (ii) the conversion price then in effect. The initial conversion price is $0.40, subject to adjustment. If all of the shares of Series A Preferred Stock and Series B Preferred Stock were converted at the present conversion price, the Company would be obligated to issue 14,250,000 shares of common stock to the holders of the preferred shares. The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to certain voting rights designated in the certificates of designations for the two series. Holders of the shares of Series A Preferred Stock and Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable quarterly in arrears on April 15, July 15, October 15 and January 15, beginning on April 15, 2013. The closing of the SPA occurred on February 5, 2013.

The Company has issued a press release disclosing this transaction which is included as an exhibit to this report.

Littlebanc Advisors, LLC, an associate of Wilmington Capital Securities, LLC, (the “Placement Agent”) acted as exclusive placement agent for the offering. In accordance with the placement agent agreement for the offering, warrants to purchase 1,140,000 shares of the Company’s common stock (the “Warrants”) were issued to the Placement Agent and its associates as placement fees in the above transaction. The Warrants are exercisable at $0.44 and expire on February 5, 2018. In addition to the Warrants, the Company also paid $456,000 to the Placement Agent as placement agent fees. The SPA, the form of the Warrants, and the Certificates of Designations with respect to the Series A Preferred Stock and Series B Preferred Stock are filed herewith as Exhibits 99.1, 99.2, 3.1 and 3.2, respectively.

The shares of Series A Preferred Stock and Series B Preferred Stock, as well as the Warrants, were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each purchaser of the preferred shares and the Warrants was an accredited investor as defined in Rule 501(a) of Regulation D promulgated by the SEC. The securities sold in this transaction were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to the SPA, the Company granted the Purchasers demand and piggyback registration rights for the common shares issuable upon conversion of the preferred shares. Any demand for registration must be made by holders owning 50% or more of the Series A registrable securities or the Series B registrable securities, as provided in the SPA.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities sold in the above transaction is hereby incorporated by reference into this item.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2013, in connection with the closing of the SPA, Greg Mahaney, Edward Kenmure III, James Pulsipher, and Randal Stevens all resigned as directors of the Company, the number of directors was reduced to five persons, and Michael Margolies and Kevin Gadawski were appointed by the holder of the Senior A Preferred Shares to fill the remaining vacancies. These two directors will have the right to designate the appointment by the Board of at least one member of the Compensation Committee.

Except as set forth in the Certificate of Designations for the Series A Preferred Stock and the SPA which provided for the election of Messrs Margolies and Gadawski, there are no arrangements or understandings between these persons and any other person pursuant to which they were appointed as directors. There are no transactions to which the Company is a party and in which either person had a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Neither person has previously held any positions with the Company or has any family relations with any directors or executive officers of the Company. Messrs. Margolies and Gadawski will also receive the same compensation the Company currently provides to all of its directors.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the SPA transaction, the Company designated two new series of preferred stock, the Series A Preferred Stock and the Series B Preferred Stock. A copy of the Certificates of Designations of Series A Preferred Stock and the Series B Preferred Stock as filed with the Secretary of State of the State of Delaware on February 4, 2012, are attached hereto as Exhibits 3.1 and 3.2. The Certificate of Designations of the Series A Preferred Stock authorizes 4,000 shares of Series A Preferred Stock and the Certificate of Designations for the Series B Preferred Stock authorizes 2,000 shares of Series B Preferred Stock. Under the terms of the Certificates of Designations, the holders of the Series A Preferred Stock and the Series B Preferred Stock (combined, the “Preferred Shares”) are granted the following rights and preferences:

●

The Preferred Shares are convertible into shares of the Company’s common stock at any time at a conversion rate of $0.40 per share, based upon the stated value of $1,000 per share, subject to the following limitations and conditions:

o

If the Company issues or sells shares of its common stock, or grants options or other convertible securities which are exercisable or convertible into common shares, (excluding securities granted under the Company’s 2012 Stock Incentive Plan, securities granted under previously issued warrants, or in connection with acquisitions of mortgage related businesses) at prices less than the conversion price, the conversion price of the Preferred Shares would then be reduced to this lower price.

o	The shares of Series B Preferred Stock may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.
o	The conversion price of the Preferred Shares is subject to adjustment upon any stock split, other dividend or distribution, reclassification, reorganization, merger, or similar event.
o

The Company may require conversion of the Preferred Shares at any time if during 90 consecutive trading days its common stock has traded an average of 100,000 shares per day at a price greater than $2.50 per share or 6.25 times the then applicable conversion price.

●	Except as otherwise designated, the holders of the Series A and Series B Preferred Stock will vote with the common shareholders on an as-converted basis.
●

The holders of the Series A Shares are entitled as a class to elect two of the five directors, or upon an event of default, to require an increase in the number of directors to seven persons and to elect four of the directors. The directors elected by the Series A Shares are entitled to appoint one member of the Compensation Committee and, for a period of 18 months, to designate the appointment of the Company’s Chief Financial Officer and the Chief Operating Officer. The common shareholders retain the sole right to elect three of the five directors, or three of the seven directors following an event of default.

●	So long as outstanding, a majority of the shares of the Series A Preferred Stock, voting as separate classes, is required for any of the following actions:
o	Any alteration, amendment, or change in the rights, preferences or privileges of the Series A Shares;
o	Any amendment to the Company’s Certificate of Incorporation or Bylaws impairing the rights of the Series A Preferred Stock;
o	Any transaction resulting in the redemption of any of the Company’s securities;
o	The termination without cause, or otherwise alter any of the executive personnel of the Company or its subsidiaries for a period of 18 months.

●	So long as outstanding, a majority of the outstanding shares of the Series B Preferred Stock, voting as separate classes, is required for any of the following actions:
o	Any alteration, amendment, or change in the rights, preferences or privileges of the Series B Shares;
o	Any amendment to the Company’s Certificate of Incorporation or Bylaws impairing the rights of the Series B Preferred Stock; or
o	Any transaction resulting in the redemption of any of the Company’s securities.
●	So long as outstanding, a majority of the Preferred Shares is required for any of the following actions:
o	Any transaction resulting in any merger, other corporate reorganization, change of control, or any transaction in which substantially all of the assets of the Company are sold;
o	Payment or declaration of any dividends or distribution on the Company’s capital stock other than dividends on the Series A and B Shares;
o	Any decrease or increase in the size of the Board of Directors prior to an event of default;
o	Any transaction resulting in a related party transaction;
o	Any transaction which would restrict the Company ability to perform its obligations under the SPA;
o	Except as approved by the Compensation Committee, including the member appointed by the directors elected by the Series A Shares, authorize compensation in excess of $250,000 in any fiscal year;
o

Make any payments in excess of $75,000 within 18 months for any purpose except as contemplated in a budget approved by the Board of Directors, including at least one of the directors elected by the Series A Shares;

o

Create any new class of securities having rights or preferences senior to the Series A or B Preferred Shares or issue any junior class convertible into securities causing dilution of the outstanding shares of Series A or B Preferred Stock of 5% or more on an as-converted basis; or

o	Liquidate or dissolve the Company.
●

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (including a disposition of substantially all of our assets, whether by sale, merger or other reorganization, or a sale of over 50% of the ownership of the Company), the holders of the Preferred Shares will be entitled to receive a liquidation preference of 150% of the purchase price of the Preferred Shares and thereafter to participate in any liquidation distribution with the common shareholders.

●

The holders of the Preferred Shares are entitled to dividends equal to 6% of the stated value of the Preferred Shares, paid quarterly. Any unpaid dividends will accrue and the non-payment of dividends for two quarters is an event of default, unless the second default only is cured within five business days.

●

The holders of the Preferred Shares have preemptive rights on a pro rata basis (based upon the percentage ownership of the Company on an as-converted basis) to purchase shares of the Company’s common stock in future equity offerings, other than in connection with shares issued in a public offering, bona fide acquisitions, upon exercise of previously issued warrants, or shares issued under the Company’s equity compensation plan.

●	In the event of a breach of the provisions of the Certificates of Designations by the Company, the interest rate on the quarterly dividends will increase to 20%.
●	There are no redemption or sinking fund provisions applicable to the Preferred Shares.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

3.1	Certificate of Designations of Series A Convertible Preferred Stock of the Company

3.2	Certificate of Designations of Series B Convertible Preferred Stock of the Company

99.1	Stock Purchase Agreement, dated February 4, 2013

99.2	Form of Warrant dated February 5, 2013

99.3	Press Release by the Company, dated February 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: February 7, 2013	By	/s/ Ron Hanna
Ron Hanna, President

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